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The May Department Stores Company
Writer's Direct Dial Number: 314/342-6423





                            REMINDER


                                   May 11, 1994

Dear Shareowner:

     You own shares of The May Department Stores Company in street name. You previously received proxy soliciting material relating to the Annual Meeting of Shareowners to be held on May 20, 1994.

     According to our latest information, your proxy has not yet been returned. The time remaining before the Annual Meeting is short. Your signed proxy is important, whether your holding is large or small, and will aid us in avoiding further expense and delay. Therefore, we have arranged for you to receive a duplicate proxy.

     Management recommends that you vote "FOR" proposals (a), (b),
(c) and (d) and "AGAINST" proposals (e), (f) and (g).

     The duplicate proxy and a return envelope are enclosed. If it would be more convenient for you, you can also call your vote in toll-free to Churchill Communication, 1-800-437-7699. During the call you will be asked to provide the control number which can be found in the lower right-hand corner of your proxy. We urge you to send in your proxy or call in your vote today.

     Thank you for your cooperation.


                                   Sincerely yours,



                                   Richard A. Brickson
                                   Secretary





It is important that every shareowner be represented at the meeting regardless of the number of shares owned. Please execute and return your proxy or call in your vote promptly.
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The May Department Stores Company
Writer's Direct Dial Number: 314/342-6423





                            REMINDER

            PLEASE SIGN AND RETURN THE ENCLOSED PROXY
                EVEN IF YOU RETURNED THE ORIGINAL




                                   May 11, 1994

Dear Shareowner:

     We have previously sent to you proxy soliciting material relating to the Annual Meeting of Shareowners to be held on May 20, 1994.

     According to our latest information, we have not yet received your proxy. The time remaining before the Annual Meeting is short. Your signed proxy is important, whether your holding is large or small, and will aid us in avoiding further expense and delay. Management recommends that you vote "FOR" proposals (a), (b), (c) and (d) and "AGAINST" proposals (e), (f) and (g).

     A duplicate proxy and return envelope are enclosed for your convenience. No stamp is required for the envelope. We urge you to send in your proxy today.

     Thank you for your cooperation.


                                   Sincerely yours,



                                   Richard A. Brickson
                                   Secretary





It is important that every shareowner be represented at the meeting regardless of the number of shares owned. Please execute and return your proxy promptly.